Exhibit 10.3

amended and restated tranche a TERM LOAN NOTE

April 5, 2017	$100,000.00	New York, New York

P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANAFUACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”, and together with P&F and Florida Pneumatic collectively, “Borrowers” and each, a “Borrower”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of CAPITAL ONE, NATIONAL ASSOCIATION (“Lender”), the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), or such lesser amount as may be advanced by Lender as a Tranche A Term Loan under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Second Amended and Restated Loan and Security Agreement dated as of April 5, 2017, among Borrowers, the Guarantors from time to time party thereto, Capital One, National Association, as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Lender’s Tranche A Term Loan under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the prepayment of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to the Tranche A Term Loan, including payments thereon. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note amends and restates that certain TRANCHE A TERM Note dated as of August 13, 2014 (the "Prior Note") executed by the Borrowers and delivered to Lender in connection with the Second AMENDED AND RESTATED Loan and security Agreement dated as of August 13, 2014, among the borrowers and the lenders party thereto, in the original principal amount of $6,533,333.40. The execution of this note does not extinguish the Indebtedness outstanding in connection with the Prior Note, nor does it constitute a novation with respect to the Indebtedness outstanding in connection therewith.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

[Signature page follows.]

IN WITNESS WHEREOF, this Tranche A Term Loan Note is executed as of the date set forth above.

P&F INDUSTRIES, INC.

Attest:	By:	/s/ Joseph A. Molino, Jr.
	Name:	Joseph A. Molino, Jr.
/s/ Richard Goodman	Title:	Vice President
Assistant Secretary

FLORIDA PNEUMATIC MANUFACTURING CORPORATION

Attest:	By:	/s/ Joseph A. Molino, Jr.
	Name:	Joseph A. Molino, Jr.
/s/ Richard Goodman	Title:	Vice President
Assistant Secretary

HY-TECH MACHINE, INC.

Attest:	By:	/s/ Joseph A. Molino, Jr.
	Name:	Joseph A. Molino, Jr.
/s/ Richard Goodman	Title:	Vice President
Assistant Secretary

AMENDED AND RESTATED TRANCHE A TERM NOTE

Signature Page